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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                        (Date of earliest event reported)
                                 JANUARY 2, 2008

                        RAPTOR NETWORKS TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

          COLORADO                                              84-1573852
      (State or other                                         (IRS Employer
jurisdiction of incorporation)                            Identification Number)

                                    000-51443
                            (Commission File Number)


                          1241 E. DYER ROAD, SUITE 150
                               SANTA ANA, CA 92705
                    (Address of Principal Executive Offices)

                                 (949) 623-9305
              (Registrant's Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 5.02 COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

       On December 27, 2007, the Compensation Committee of the Company's Board of Directors approved salary increases and stock option grants to selected Company employees, including the Company's Chief Executive Officer and Chief Financial Officer. The Compensation Committee observed that considerable time had passed since many of the Company's employees last received a salary increase and that a significant portion of the equity held by employees and officers is now or very soon will be fully vested. In order to provide appropriate incentives and ensure retention of key employees and officers, the Compensation Committee concluded that it would be in the best interests of the Company and its shareholders to provide modest base salary increases for most employees and grant additional stock options to many employees and officers under the Company's 2005 equity incentive plan.

       Among those receiving base salary increases and stock option grants were our Chief Executive Officer, Thomas M. Wittenschlaeger, whose annual salary was increased by $12,000 from $180,000 to $192,000 and who was granted options to purchase 90,000 shares of our common stock, and our Chief Financial Officer, Bob van Leyen, whose annual salary was increased by $10,000 from $150,000 to $160,000 and who was granted options to purchase 70,000 shares of our common stock. Following Mr. Wittenschlaeger's arrival at the Company in 2004, he reduced CEO base compensation from $250,000 to $195,000 effective upon his hire. In November of that year the base salaries for Mr. Wittenschlaeger and Mr. van Leyen were further reduced from $195,000 to $155,000 and $190,000 to $125,000,000, respectively. Effective August 2006, these salaries were increased to $180,000 and $150,000, respectively, and neither of these officers have received any further salary increases since then. It is expected that these officers will be compensated in a manner reflecting appropriate market rates at such time as the company achieves a self-sustaining revenue position.

       Our outside directors, Larry Enterline and Ken Bramlett, were each granted options to purchase 90,000 shares of our common stock.

       The new salaries were effective January 1, 2008.

       The strike price for all stock options granted was the fair market value of the Company's stock on the last trading day prior to January 2, 2008. All of these stock options will vest in equal annual installments over the three-year period following January 2, 2008.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2008                    RAPTOR NETWORKS TECHNOLOGY, INC.

                                         By: /s/ THOMAS WITTENSCHLAEGER
                                             -----------------------------------
                                             Thomas Wittenschlaeger,
                                             Chief Executive Officer